Contract of Employment
                                ----------------------

                                       between

                             ROSCH GmbH, Medizintechnik,
                              Alt Buckow 6, 12349 Berlin

                           hereinafter called the company -

                                - on the one hand -

                                         and

                                   Mr. Andy Rosch,
                      resident at Kornblumenring 3, 12357 Berlin

                    - hereinafter called the Managing Director -

                                    on the other.

          This contract replaces the original Managing Director's contract dated the first of July 1990 and all the amendments to it by shareholders' decision.

          This Contract comes into force retroactively from the first of January 1996 as per the shareholders' decision of the eleventh of January 1996.

          SECTION I SCOPE OF FUNCTIONS/MANAGERIAL AND REPRESENTATIVE RIGHTS/ADDITIONAL OCCUPATIONS

          1.1 The Managing Director is responsible together with the other managing directors for the management of the company and its outward representation. He manages the company and is responsible for all its commercial activities.

          1.2 The Managing Director must comply with all applicable laws and the company's shareholders' agreement in managing the company, whereby the decisions of the shareholders' meeting are to be respected and carried out.

               He is entitled to perform all normal business on his own initiative and is sole authorized signatory for such activities. He must first obtain the shareholders' agreement in those special cases stipulated in the shareholders' agreement and for legal actions outside the scope of normal business activities which are not inconsequential.

          1.3 The Managing Director may only take on an additional occupation or participate in another commercial undertaking in the same line of business as the company with the agreement of a shareholders' meeting. The same applies to the acceptance of seats on supervisory boards, advisory boards or similar bodies, including honorary offices of any kind.

          SECTION 2 EMOLUMENTS/EXPENSES AND ALLOWANCES/SICKNESS

          2.1 The Managing Director will receive the following emoluments for his activities.

               A.   A monthly gross salary of fifteen thousand German
                    Marks.

               B. A share in the annual profits as calculated for tax purposes before adding the trade tax reduction due to payment of this share and after deduction of those company expenses not tax-deductible insofar as the employment relationship has subsisted throughout the entire year amounting to 15% (fifteen percent), payable after approval of the relevant annual accounts by the shareholders' meeting.

                    In the event of payment on a loan basis, interest is payable to the company at the rate of seven percent per annum, beginning with the first day of the financial year following the date of transfer or of crediting of the money. Any such loan is subject to quarterly notice of termination.

               C. Special payment can be made for overtime, Sunday and holiday work, but only when the Managing Director was demonstrably not at his usual place of work, i.e. overtime was incurred during traveling on business, congresses, etc.

               D. In addition to the emoluments mentioned above, the Managing Director will also receive the employer's portion of all social security payments due, or a comparable sum in the event that no obligation to make such payments exists.

                    The company has taken out direct accident insurance with guaranteed refund of contributions as company pension. This insurance began on the first of February, 1995.

                    An endowment assurance policy numbered 211309134 with capital payment in the event of death and an annuity option was taken out on the eleventh of February, 1994 on the Managing Director's life.

               E. The Managing Director also has a right to all the company's usual social security benefits and services.

               F. The Managing Director will receive a thirteenth month's salary as Christmas bonus.

          2.2 Travelling and other expenses necessarily incurred on the company's behalf will be appropriately recompensed. All such expenses exceeding the permissible limits in taxation law must be documented.

               The Managing Director has a right to a company car, which he may also use privately. The payment of tax on the financial benefit involved is due in accordance with the tax authorities' guidelines.

          2.3 The company is entitled to reduce the Managing Director's emoluments as appropriate should he be absent from work due to illness, accident or other causes for more than 12 weeks.

          2.4 Any adjustment in the Managing Director's emoluments can only be made by shareholders' decision.

          SECTION 3 HOLIDAY

          The Managing Director is entitled to thirty working days holiday per annum. This is to be taken with due regard to the company's affairs and at such a time as not to damage the company in any way.

          The Managing Director is entitled to compensation for any unused annual holiday entitlement.

          SECTION 4 OBLIGATION TO CONFIDENTIALITY

          4.1 The Managing Director is obliged to maintain confidentiality regarding all the company's affairs toward all outsiders unless passing on such information is essential in the normal course of his duties. This obligation remains in force when this Contract expires.

          SECTION 5 DURATION OF EMPLOYMENT, PERIOD OF NOTICE

          5.1 The employment relationship has existed since the first of July, 1990 and is valid for an indefinite period.

          5.2 The employment relationship can be terminated by either party to it, the period of notice being six months to the end of a company financial year.

          5.3 An important reason in the person of the Managing Director making continuation of the employment relationship intolerable to the company must exist, as well as an appropriate shareholders' decision, before the company may terminate this Contract.

          5.4 The company is entitled to send the Managing Director on leave of absence with full pay in the event that lawful notice of termination of this Contract has been served. Such leave is to be deducted from any annual holiday entitlement the Managing Director may have remaining at the time.

          5.5  Notice of termination must be in writing.

          SECTION 6 RETURN OF DOCUMENTS

          6.1 The Managing Director has a duty to treat all documents and records pertaining to his professional activities as company property entrusted to him on loan, to keep same under lock and key and to return them to the company in full on expiry of this Contract without being asked to do so. The company will then decide whether to retain all or any such documents and records.

          SECTION 7 CHANGES TO THIS CONTRACT

          7.1 All changes and/or amendments to this Contract must be in writing.

          Should any stipulation in this contract be or become null and void for any reason whatsoever, this will not affect the validity of the rest of the contract.

          Any such null and void stipulations are to be replaced by mutual consent with effective equivalents fulfilling the same economic purpose.

          Place of jurisdiction and of performance of this Contract is the company's head office site for both parties.

          Place:     Berlin
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          Date:     11.1.96
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          Signature (Employee)   /s/ Andy Rosch
                                -------------------------------------------

          Place:       Berlin
                      -----------------------------------------------------

          Date:      11.1.96
                  ---------------------------------------------------------

          Signature (Shareholder)   /s/ Andy Rosch
                                   ----------------------------------------
                                   Andy Rosch


                               /s/ Michael T. Pieniazek
                              ------------------------------------------------
                              American Electromedics - Michael Pieniazek
                                                       Chief Financial Officer